Exhibit 99.2

O-I earnings presentation Third Quarter 2012

1 Introduction Agenda Financial review Business discussion and outlook Concluding remarks and Q&A Presenters Regulation G The information presented above regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating bonus payments. Further, the information presented above regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This news release contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real and Australian dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to the economic conditions in Europe and Australia, the expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, including natural gas prices, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, (14) the Company’s ability to further develop its sales, marketing and product development capabilities, (15) the Company’s success in implementing necessary restructuring plans and the impact of such restructuring plans on the carrying value of recorded goodwill, (16) the Company’s ability to successfully navigate the structural changes in Australia, and (17) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this news release. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. Al Stroucken Chairman and CEO Steve Bramlage SVP and CFO

Improved Price Spread Offset by Production Curtailments

Financial review

	Reportable Segments		
	Sales (1)	Operating Profit	Adjusted Net Income
	($ Millions)	($ Millions)	(Non-GAAP EPS)
3Q11	**$1,847**	**$268**	**$0.84**
Price			
Price and product mix	82	82	0.40
Cost pass-through provision (2)	3	-	-
Cost Inflation		(47)	(0.23)
Spread		35	0.17
Sales volume	(80)	(23)	(0.11)
Manufacturing and delivery (3)		(32)	(0.16)
Operating and other costs		2	-
Currency translation	(110)	(5)	(0.02)
Operational	(105)	(23)	(0.12)
Retained corporate costs			(0.01)
Net interest expense			0.04
Noncontrolling interests			(0.01)
Effective tax rate			(0.05)
Non-operational	-	-	(0.03)
Total reconciling items	(105)	(23)	(0.15)
3Q12	**$1,742**	**$245**	**$0.69**

3Q12 Recap

- Adjusted EPS was $0.69
- Price/mix up >4% YoY
- Shipments down ~5% YoY driven by Europe
- Earnings impacted by production curtailments in Europe

[1] Reportable segment sales exclude $5 million and $15 million in 3Q12 and 3Q11, respectively, principally for the Company's global equipment sales business.
[2] Contractual cost-pass through provision primarily relates to North American energy costs.
[3] Primarily relates to unabsorbed fixed costs resulting from the Company's actions to curtail production in Europe.

2

3 Balance Sheet, Cash Flow and Capital Structure Financial review ($ Millions) 1 Total debt less cash divided by bank credit agreement EBITDA. See appendix for EBITDA reconciliations. Current bank covenants allow for a maximum ratio of 4.0x. 2 Free cash flow is defined as cash provided by continuing operating activities less capital spending. Leverage Ratio (Net debt to EBITDA)(1) Mgmt target leverage range ($34) 3Q12 3Q11 YoY Cash $336 $256 $80 Debt $3,893 $4,088 ($195) Net debt $3,557 $3,832 ($275) Net debt to EBITDA (1) 2.8x 3.0x (0.2x) Free Cash Flow (2) $171 $138 $33 Capital expenditures ($54) ($51) ($3) Working capital source/(use) $55 ($16) $71 Asbestos payments ($28) ($34) $6

4 Segment Profit up in all Regions except Europe Business discussion ($ Millions) Segment Operating Profit Total Operating Profit $245M in 3Q12 Down $23M from 3Q11 ($268M) $5M unfavorable Fx impact $74 $75 $27 $69 $111 $67 $23 $67 $0 $25 $50 $75 $100 $125 Europe North America Asia Pacific South America 3Q 2012 3Q 2011

4Q12 Business Outlook

Favorable / Unfavorable
Impact on Earnings

	4Q12 vs 4Q11	Comments
Operational		
Europe	↓	• Sales volumes down ~10% with steeper decline in production • Price increases recovering inflation
North America	↓	• Sales volumes ~flat • Production levels down given inventory building in 4Q11
Asia Pacific	↔	• Sales volumes remain sluggish in Australia and New Zealand • Reduction in fixed costs from capacity alignment
South America	↑	• Sales volumes up high single-digits • New furnace ramps up in Brazil
Non-Operational		
Corporate and Other Costs	↔	• Corporate costs expected to range between $25-30M • Annual effective tax rate expected to range between 24-25%
Net Income		
Adjusted Earnings	↓	• Percentage decline likely somewhat larger than YoY 3Q12

5

6 European Asset Optimization Framework Improve asset efficiency and capabilities in O-I’s largest region Improve alignment with European market and customer needs Addressing assets with higher cost structures, including rationalization Invest for improved throughput, capability and quality Initial phase already underway Completed three furnace closures Investing in several significant productivity projects Next phase to commence in 2013 ~$70M in cash spending (incremental to ongoing EU capex levels) Benefits from this program to begin in 2H13 Phased approach to not impede growth in O-I’s Free Cash Flow

7 Concluding Remarks and Q&A 3Q12 results in-line with expectations Actions result in good free cash flow generation On track to deliver at least $250M of Free Cash Flow in 2012 Debt paydown remains as primary capital allocation priority European asset optimization program already underway Investor Day in NYC: Save the Date for February 14, 2013 Fourth quarter 2012 earnings dates Press release to be issued after market close Wednesday, January 30, 2013 Earnings conference call Thursday, January 31, 2013 @ 8:30 am ET

Appendix

9 Reconciliation of GAAP to non-GAAP Items Three months ended September 30 Nine months ended September 30$ Millions, except per-share amts 2012 2011 2012 2011 Earnings EPS Earnings EPS Earnings EPS Earnings EPS Earnings from continuing operations $ 92 $ 0.55 $ 119 $ 0.72 $ 348 $ 2.10 $ 273 $ 1.64 attributable to the Company Items that management considers not representative of ongoing operations consistent with Segment Operating Profit Charges for restructuring and asset impairment 23 0.14 20 0.12 23 0.14 28 0.17 Charges for note repurchase premiums and write-off of finance fees 24 0.15 Adjusted net earnings $ 115 $0.69 $ 139 $ 0.84 $ 371 $ 2.24 $ 325 $ 1.96 Diluted shares outstanding (millions) 165.8 165.7 166.0 166.0

10 Free Cash Flow (1) Free cash flow is cash provided by continuing operating activities less capital spending. Three months ended Nine months ended $ Millions Sept 30 Sept 30 2012 2011 2012 2011 Net earnings $ 97 $ 120 $ 359 $ 286 Plus: Loss (gain) from disc. operations 2 3 4 2 Earnings from continuing operations 99 123 363 288 Non-cash charges: Depreciation and amortization 113 112 336 345 Restructuring 33 29 33 41 Pension Expense 25 25 69 69 All other non-cash charges (8) 15 23 32 Payments and other reconciling items: Asbestos-related payments (28) (34) (86) (102) Restructuring payments (7) (14) (47) (27) Pension Contributions (37) (16) (76) (43) Change in components of working capital 55 (16) (325) (235) Change in non-current assets and liabilities (20) (35) (59) (87) Cash provided by continuing operating activities 225 189 231 281 Additions to PP&E for continuing operations (54) (51) (178) (204) Free Cash Flow (1) $ 171 $ 138 $ 53 $ 77

Reconciliation of Credit Agreement EBITDA 11 $ Millions 2012 2011 Earnings from continuing operations attributable to the Company (426) $ 200 $ Interest expense 255 348 Provision for income taxes 113 78 Depreciation 384 410 Amortization of intangibles 29 17 EBITDA 355 1,053 Adjustments in accordance with the Company's bank credit agreement: Asia Pacific goodwill adjustment 641 - Charges for asbestos-related costs 150 150 Restructuring and asset impairment 104 46 Other 20 21 Credit Agreement EBITDA 1,270 $ 1,270 $ Last 12 months ended Sept 30